Exhibit 21

B. F. SAUL REAL ESTATE INVESTMENT TRUST LIST OF SUBSIDIARIES

100% OWNED SUBSIDIARIES	Site of Incorporation	Date of Acquisition/ Formation	Current Principal Business Activity
Arlington Hospitality Corp.	Virginia	1997	Hotel Owner
Auburn Hills Hotel Corporation	Maryland	1994	Hotel Owner
Auburn Hills Land Corp.	Maryland	1997	Land Owner
Avenel Executive Park Phase II, LLC	Maryland	2000	Real Estate Investor
Boca Raton East Hospitality Corp.	Florida	1998	Hotel Owner
Boca Raton West Hospitality Corp.	Florida	1998	Hotel Owner
Cascades Hospitality Corporation	Virginia	1999	Hotel Owner
Chain Bridge Hospitality Corporation	Virginia	1999	Hotel Owner
Circle 75 East Hospitality Corp.	Georgia	2000	Inactive
Circle 75 Hospitality Corp.	Georgia	1999	Inactive
Commerce Center Development Corp.	Florida	1980	Office Bldg Owner
Commerce Center Holdings LLC	Florida	2000	Land Owner
Crystal City Hospitality Corp.	Virginia	1989	Hotel Owner
Dearborn, L.L.C.	Delaware	1992	Land Owner
Dulles Hospitality Corp.	Virginia	1997	Hotel Owner
Dulles North Holdings Corp.	Virginia	2000	Land Owner
Dulles North Four, Corp.	Virginia	1999	Office Bldg Owner
Dulles North Five, Corp.	Virginia	1999	Office Bldg Owner
Dulles North Six, Corp.	Virginia	2000	Office Bldg Owner
Dulles North Seven Corp.	Virginia	2000	Inactive
Dulles North Office Park II Corporation	Virginia	1998	Office Bldg Owner
Ft. Lauderdale Hotel Corp.	Florida	1998	Hotel Owner
Gaithersburg Hospitality Corp.	Maryland	1998	Hotel Owner
Herndon Hotel Corporation	Virginia	1996	Hotel Owner
I-95 Yamato Condominium Association, Inc	Florida	1998	Condominium
LT One Corp.	Virginia	1999	Office Bldg Owner
LT Two LLC	Virginia	2001	Inactive
Metairie Office Tower, L.L.C. (a)	Louisiana	2002	Inactive
MHC Airport Inn, Inc. (b)	New York	1980/1976	Hotel Operator
MHC Corporation	Maryland	1980/1974	Hotel Operator
NVA Development Corporation	Virginia	1984	Office Bldg Owner
Peachtree/Northeast Corp.	Georgia	1979	Land Owner
Pueblo Hotel Corp.	Colorado	1985	Hotel Owner
Sharonville Hotel Corporation	Ohio	1986	Hotel Owner
Sterling Hotel Corp.	Virginia	1997	Hotel Owner
Sterling North Hospitality Corp.	Virginia	1999	Inactive
Sweitzer Lane LLC	Maryland	2000	Office Bldg Owner
Tysons Park, Inc.	Virginia	1999	Office Bldg Owner
Tysons Park II, Inc.	Virginia	2000	Inactive
900 Corporation	Georgia	1981	Office Bldg Owner
1000 Corporation	Georgia	2000	Office Bldg Owner
1100 Corporation	Georgia	1979	Office Bldg Owner

(a)	Subsidiary of Dearborn, L.L.C.
(b)	Subsidiary of MHC Corporation